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                                                                    EXHIBIT 10.5

                        Form of Executive Incentive Plan

Dear _______,

This letter will confirm our discussion and agreements reached in regard to your 1997 incentive program. This program consists of two parts. Part I is based on SPL operating results while Part II is based on performance with respect to agreed upon objectives. Ninety (90%) of your total potential incentive can be earned under Part I with ten (10%) earned under Part II.

Part I: SPL Operating Results

Bonus Payment
Matrix

The key measures of performance are Cash Flow, GM, and ORAD. For 1997, these performance indicators are weighted as specified on the matrix on Page 1. The incentive payments shown in the above matrix are independent. That means once you have your final results for 1997, you proceed by calculating the actual Cash Flow, GM and ORAD and then determine the amount of the incentive payment (if any) for each by going to the appropriate location in the matrix. For example, if the 1997 Actual results are:

CASH FLOW             GM            ORAD

then the incentive payment would be:

                                                       Total Bonus
Criteria            Budget            Actual             Payment
--------            ------            ------           -----------
CASH FLOW
GM
ORAD

However, no incentive payment in Part I will be made unless SPL's ORAD, including incentives, is greater than zero. Also, please note that no incentive payment is earned until your actual results equal or exceed the minimum performance level. Furthermore, the incentive payments for Cash Flow, GM, and ORAD peak out at the maximum performance level and no additional incentive payments are earned for performance beyond these levels.

Part II: Objectives

The objectives included in Attachment I will be used to evaluate the amount of any payment that may be earned under this section of the program. The value of each objective is shown next to the objective

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1997 Incentive Plan

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number. No payment will be made under Part II unless SPL's ORAD, including incentives, is greater than zero.

The total payment made under this plan is the sum of any payment earned as specified in the Bonus Payment Matrix shown on Page 1 and the amount earned in
Part II, after SPL's ORAD, including all incentives, is greater than zero. (Note: Your total maximum bonus is _____ of your base salary.)

Spectra-Physics Lasers reserves the right to revise, modify, and terminate this incentive plan at any time by providing either written or oral notification to all participants. This incentive plan will be administered by the President of Spectra-Physics Lasers. The decisions or actions of the incentive plan administrator on any questions, intent, interpretations, or administrative matters regarding this incentive plan are binding on the participants.

It should be understood that nothing contained in this incentive plan shall be deemed or construed as creating a "permanent" contract of employment expressed or implied for any period of time. Further, participants in this incentive plan should understand and agree that their employment with Spectra-Physics Lasers shall be "at will", and, therefore, may be terminated by you or the company at any time and for any reason, with or without cause and with or without notice. You represent and agree that no other representation has been made to you.

This "at will" employment relationship will remain in effect throughout your employment with the company and any of its parent, subsidiary, or affiliated entities, and may only be modified by an express written contract for a specified term signed by you and the President of the company.

Any payments that are due will be made promptly after the final results are available. Also, this is a plan for 1997 only and the company reserves the right to continue, amend or discontinue this plan for 1998 and thereafter.

Please check the budgeted figures for Cash Flow, GM and ORAD as well as the objectives. If everything is in order and this incentive program as described above is acceptable to you, please sign this letter in the appropriate place and return it to me. Of course, you should keep a copy of your files.
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1997 Incentive Plan

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If you wish to discuss this matter, please feel free to call me. In the meantime, please accept my best wishes for a successful 1997.

                                                   Best Regards,


                                                   Patrick L. Edell

Accepted by: _________________________

Date: ________________________________